Exhibit 99.1

Forward Looking Statements 2 This presentation contains Forward Looking Statements and other information designed to convey our projections and expectations regarding future results. There are a number of factors which could cause our actual results to vary materially from those projected in this presentation. The principal risk factors that may cause these differences are described in various documents we file with the Securities and Exchange Commission, such as our Current Reports on Form 8 - K, and our regular reports on Forms 10 - Q and 10 - K, particularly in “Item 1A, Risk Factors.” Please review this presentation in conjunction with a thorough reading and understanding of these risk factors. We especially identify statements concerning our acquisition of Eastern Insurance Holdings, Inc. and the establishment of Lloyd's Syndicate 1729 as Forward Looking Statements and direct your attention to our news releases issued on September 24, 2013, our Current Report on Form 8K, issued on September 24, 2013 and our subsequently filed Forms 10K and 10Q for discussion s of risk factors pertaining to these transactions and subsequent integration into ProAssurance. This presentation contains Non - GAAP measures, and we may reference Non - GAAP measures in our remarks and discussions. A reconciliation of these measures to GAAP measures is included in this presentation and is also available in our latest quarterly news release, which is available in the Investor Relations section of our website, www.ProAssurance.com, and in the related Current Report on Form 8K disclosing that release . N on - GAAP Measures

ProAssurance Corporate Profile

- Healthcare-centric specialty insurance writer
  - Healthcare Professional Liability (HCPL)
    - Only public company writing predominately HCPL
  - Life sciences and medical device liability
  - Workers' compensation
  - Legal professional liability
  - Alternative Risk Transfer
- Market Cap: $2.5 billion
- Shareholders' Equity: $2.1 billion

Business Unit	Principal Offices	Employees (approx.)	Lines of Business
MPL & PRA Corporate	19	542	Healthcare Professional Liability Excess & Surplus Lines
PICA	1	102	Professional Liability for Podiatry & Chiropractic
Eastern	7	256	Workers' Compensation Captive Facilities (all lines)
Medmarc	2	73	Products Liability Legal Professional Liability
PRA Risk Solutions	1	3	Alternative Risk Transfer

- 40 locations in three countries
  - 976 employees
- Writing in 50 states & DC
- Emerging international business


Lloyds
Underwriting Offices
Claims Offices
Claims / Underwriting Offices
Corporate Headquarters
Cayman Islands

ProAssurance. Treated Fairly
3

Mission, Vision and Values Mission: We exist to protect others Vision: We will be the best in the world at understanding and providing solutions for the risks our customers encounter as healers, innovators, employers, and professionals. Through an integrated family of specialty companies, products, and services, we will be a trusted partner enabling those we serve to focus on their vital work. As the employer of choice, we embrace every day as a singular opportunity to reach for extraordinary outcomes, build and deepen superior relationships, and accomplish our mission with infectious enthusiasm and unbending integrity. Values : Integrity, Leadership, Relationships & Enthusiasm All guided by the principles of Treated Fairly 4

Financial Performance Our commentary on financial results

Q1 2015 Income Statement Highlights Solid profitability in a challenging market in millions, except per share data March 31, 2015 2014 Gross Premiums Written $ 221 $ 218 Net Investment Result $ 29 $ 31 Total Revenues $ 208 $ 208 Total Expenses (Includes Loss Costs) $ 162 $ 147 Net Income (Includes Realized Investment Gains & Losses) $ 38 $ 47 Operating Income $ 35 $ 45 Net Income per Diluted Share $0.67 $0.76 Operating Income per Diluted Share $0.61 $0.73 6

2014 Income Statement Highlights Solid profitability in a challenging market December 31, 2014 2013 Gross Premiums Written $ 780 $ 568 Net Investment Result $ 130 $ 137 Total Revenues $ 852 $ 740 Total Expenses (Includes Loss Costs) $ 590 $ 375 Net Income (Includes Realized Investment Gains in both periods & Losses and Gain on Acquisition in 2013) $ 197 $ 298 Operating Income $ 186 $ 221 Net Income per Diluted Share $3.30 $4.80 Operating Income per Diluted Share $3.13 $3.56 in millions, except per share data 7

Balance Sheet Highlights Split adjusted, in billions, except Book Value per share Shareholders’ Equity $ 2.1 $ 2.2 $ 2.4 - 10 % Total Investments 3.9 4.0 3.9 + 2 % Total Assets 5.1 5.2 5.2 ̶ Policy Liabilities 2.4 2.4 2.4 + 2% 2014 - 2013 3/31/15 12/31/14 12/31/13 CHANGE $1.26 $1.42 $1.70 $1.86 $2.16 $2.27 $ 2.39 $2.16 $2.13 2007 2008 2009 2010 2011 2012 2013 2014 Q1 15 Shareholders’ Equity: 69% Increase Since 2007 Book Value per Share $ 38.39 $ 38.17 $ 39.13 - 2% Maintaining the financial strength required to keep our insurance promise 8

Capital Discussion We focus on the creation of meaningful shareholder value through a disciplined approach to capital management

Demonstrated Commitment to Capital Management Capital return at historic levels $134 million YTD $443 million in 2014 Dividends Declared YTD: $34.1 mln Declared 2014 : $221 mln Quarterly dividend: $0.31/share Yield: Approximately 2.7% Share Buyback YTD $100 mln 2.2 mln shares $181 mln remains authorized 2014 Buyback: $222.4 mln 4.9 mln shares $676 mln since 2007 $150 $154 $ 100 $222 $32 $21 $106 $52 $88 $54 $ 34 $71 $65 $38 $15 $134 $443 $97 $ 192 $36 $106 $52 $88 $54 YTD 15 2014 2013 2012 2011 2010 2009 2008 2007 Special Dividends Share buybacks Regular Dividends As of May 31, 2015 $ in millions Buyback & Dividends 10 All YTD Information is through May 31, 2015 Capital Returned is Regular & Special Dividends + Share Buybacks

Capital Growth and Total Capital Return 11 A superb track record under the current senior management team ( Q2 2007 to Q1 2015) Shareholders Equity grown from $1.15 billion to $2.13 billion (84%) Additionally, $ 1.2 billion returned to shareholders in the form of share repurchase and dividends Additionally, $754 million deployed in key strategic acquisitions to transform ProAssurance $ in 000’s Dividends Declared Share Repurchase Acquisition Total 2007 ̶ $ 54,201 ̶ $ 54,201 2008 ̶ 87,561 ̶ 87,561 2009 ̶ 52,045 $ 137,800 189,845 2010 ̶ 106,346 233,000 339,346 2011 $ 15,269 21,013 ̶ 36,282 2012 192,466 ̶ 24,000 216,466 2013 64,777 32,454 153,700 250,931 2014 220,464 222,360 205,244 648,068 YTD 15* 34,084 100,240 ̶ 134,324 Total $ 527,060 $ 676,203 $ 753,744 $ 1,957,024 *Based on 5/31/15 Share Count Through 5/31/15

Subsidiary Dividends to Corporate 12 Primary source of liquidity Ordinary dividends permitted without regulatory approval Generally once per year/ subsidiary Amounts and criteria vary by domiciliary state Extraordinary dividends require regulatory approval Subsidiary capital requirements play a major role $56 $50 $228 $ 74 $ 156 2014 2015 Subsidiary Dividend History 2014 – 2015 In millions Remaining Ordinary Div Capacity Ordinary Extraordinary

Strong Capital Position and Minimal Debt Committed to enhancing shareholder value through effective capital management R etaining capital needed for the market turn and M&A 16% 12% 10% 6% 2% 3% 3% 2% 13% 16% 22% 25% $- $0.5 $1.0 $1.5 $2.0 $2.5 Q1 15 2014 2013 2012 2011 2010 2009 2008 2007 2006 2005 2004 $ in billions Debt Equity Debt to Equity No Debt Prior to 2001 Premiums to Surplus Debt to Equity $350 million long - term debt Primarily 10 - year notes due 11/15/2023 5.30% Coupon Debt - to - capital easily supports financial ratings 13 1.3 1.0 0.5 0.4 0.3 0.3 0.3 0.3 0.2 0.2 0.4 0.4 $- $0.5 $1.0 $1.5 $2.0 $2.5 2015* 2014 2013 2012 2011 2010 2009 2008 2007 2006 2005 2004 Premiums Equity Premiums to Surplus $ in billions * Q1 2015 Surplus vs. Annualized 2015 Premium. Q1 2015 Premium is $221.3 million

Capital Management Priorities 14 The manner in which capital is used has an effect on financial ratings Conceptual Model of Projected A. M. Best BCAR Scores if Premiums Increase Surplus is Reduced Excess Capital vs. Excess Capacity “A+” Rating Threshold

Historical Book Value Per Share + Dividends Split Adjusted Dividends Shown in the Year Declared $2.62 $3.85 $4.77 $6.24 $ 11.60 $15.75 $10.09 $8.34 $10.50 $16.08 $19.56 $24.32 $ 24.96 $27.46 $26.39 $30.30 $39.91 $42.19 $48.48 $45.18 91 93 95 97 99 01 03 05 07 09 11 13 5/31/15 $ 1.84 $3.32 $4.91 $6.62 $7.61 $8.75 $10.46 $12.30 $ 16.81 $19.35 $21.35 $26.30 $30.17 $35.67 $40.23 $43.56 $ 46.46 $46.99 91 93 95 97 99 01 03 05 07 09 11 13 Q1 15 Cumulative Dividends Book Value per Share The Payoff: Consistent Book Value Growth Growth in Book Value + Dividends captures our focus on long - term excellence Inception to 3/31/15 10 - Year (2005 - 2014) CAGR: 15% CAGR: 15% Cumulative: 2,461% Cumulative: 344% Reflects all stock splits and includes all dividends in the year declared Inception to 3/15/15 10 - Year (2005 - 2014) CAGR : 13% CAGR: 9% Cumulative : 1652% Cumulative: 131% Historical Share Price Split Adjusted 15

Focused on Shareholder Value Maintaining profitability and bottom line focus Growing book value per share R epurchasing shares above book value per share Producing sustainable shareholder value 0.0 0.5 1.0 1.5 2.0 2.5 $- $10.00 $20.00 $30.00 $40.00 $50.00 Sep-91 Dec-92 Mar-94 Jun-95 Sep-96 Dec-97 Mar-99 Jun-00 Sep-01 Dec-02 Mar-04 Jun-05 Sep-06 Dec-07 Mar-09 Jun-10 Sep-11 Dec-12 Mar-14 Jun-15 Price to Book Stock Price $ BV/Share $ Current Prices Reflect the Solid Value of ProAssurance Stock Price at 5/31/15 to Q1 2015 Book: 1.2x Average Since Inception: 1.4x Unadjusted for dividends Prices Adjusted for 2:1 Stock Split 16

Consolidated Operational Highlights Our commentary on operational results and updates on recent transactions and strategy

Corporate Highlights 18 Eastern Insurance Alliance Significant contributions to Q1 results Leading cross - selling initiatives Significant interest Cross licensing of agents also producing results from shared interests Lloyd’s Syndicate 1729 $25.7 million in gross premiums written YTD 2014 ( 12 months ended 3/31/15) $4.7 million in Q4 2014 (reported 3/31/15) Submission level remains high Focused on profitable business, not simply top line growth

Strong Operational Results 2009 - 2014 Combined Ratio: 82.1% (Avg Since 2009: 66.6%) Operating Ratio: 64.2% (Avg Since 2009: 41.5%) 69.1% 68.0% 52.5% 57.3% 70.6% 82.1% 91.1% 38.8% 39.8% 27.6% 32.6% 46.1% 64.2% 75.2% 2009 2010 2011 2012 2013 2014 Q1 15 Combined Ratio and Operating Ratio History Combined Ratio Operating Ratio 19

ProAssurance Outperforms in Insurance Source: A.M . Best Aggregates and Averages for Each Line of Business (1991 - 2013), 2014 Data is preliminary for SNL 104.2% 100.0% 101.5% 107.0% 89.3% 91.1% 87.8% 69.9% 59.2% 88.7% 72.5% 63.1% 1991-2014 10-Year 5-Year Average Combined Ratio Overall P&C MPL PRA - MPL Only PRA - All Lines 20

Consistent Approach to Reserves Recognizing loss trends as they appear No change in reserving philosophy or process Reserve Development History by Quarter by Year $16 $20 $19 $25 $40 $48 $53 $ 48 $34 $20 $31 $37 $38 $50 $60 $ 39 $42 $25 $30 $43 $33 $52 $50 $ 49 $43 $44 $104 $108 $138 $184 $114 $ 82 $49 $11 $17 $23 $36 $105 $185 $ 207 $234 $326 $272 $223 $182 $34 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 Total Q4 Q3 Q2 Q1 $ in millions 21 HCPL Predominating 2003 — 2015

1 2 Physician & Dental 48.4% Ancillary Healthcare 3.2% Life Sciences & Med Tech 3.2% Hospitals & Facilities 5.5% Attorneys 4.3% Workers' Comp 34.3% Lloyd's 0.9% Other 0.2 % Specialty P&C Q1 2015 Policyholders: ~79,000 Physician & Dental 57.6% Ancillary Healthcare 11.1% Life Sciences & Med Tech 1.5% Hospitals & Facilities 0.7% Attorneys 16.4% Workers' Comp 11.9 % Other 0.9% Q1 2015 Premiums, Policyholder & Distribution Q1 2015 Premium: $221 mln Tail Premium Allocated by Line Distribution Sources at 3/31/15 HCPL LPL Life Sciences Workers’ Comp Agent / Broker 73% 92% 100% 100% Direct 27% 8% -- -- 22

Eastern Insurance Transaction Update Significant contributor to top line growth and bottom line profitability Expected cross selling opportunities are emerging Continues building the platform to serve the needs of larger integrated health systems and healthcare delivery organizations Workers’ compensation represents one of the single largest liability expenditures for healthcare entities Eastern and ProAssurance underwrite large healthcare books of business, which will continue to be a target market for both companies 23

Lloyd’s Syndicate Update First policies underwritten January 1, 2014 $25.7 million in gross premiums written for the twelve months ended December 31, 2014 * $4.7 million in Q4 2014 * Approximate Syndicate capacity for 2015 will be $111 mln ProAssurance has committed approximately $64 million in underwriting capital for 2015 ProAssurance is providing 58% of underwriting capital Six - Year commitment of up to $200 mln Remaining capital from other corporates and private names 24 *as reported on a one quarter lag as of 3/31/15

Opportunities and Strategies ProAssurance is Evolving to Anticipate the Risks Facing an Increasingly Complex healthcare Delivery System

Healthcare Realities American healthcare is wrestling with the question of cost vs. care — we can deliver more care than we can afford Restructuring is producing profound changes in healthcare Healthcare delivery is being pushed down to lower cost providers The Affordable Care Act (ACA) is creating additional layers of complexity Healthcare delivery will be in continuous flux for years to come How will the addition of millions of insureds affect Medical Professional Liability? Patient frustration and unexpected outcomes Will additional coverage under the ACA help or hurt Worker’s Compensation writers? Will the healthcare burden shift 26

Insurance Marketplace Realities 27 Insurance companies are awash in capital Pressure is mounting to “do something” with it M&A — the hunter vs. the hunted Chase market share with low prices but disastrous long - term consequences Appease investors with unwise capital - return strategies

The ProAssurance Response 28 Our long - term focus on financial strength is central to our overall strategy and success ProAssurance has always evolved ahead of the curve We have proven our ability to thrive across insurance cycles We have an unmatched combination of financial strength and deep experience We are building the platform that will allow us to serve the broad spectrum of healthcare Prudently leveraging our success and experience with the addition of specialized expertise Broad capabilities to meet evolving demands Eastern, Medmarc, PICA & Mid - Continent Traditional HCPL companies deepen our capabilities

Positioned to Succeed 29 ProAssurance has the right combination of geographic scope, broad experience, and financial strength for success in the new world of healthcare liability Medical Protective (Main Berkshire HCPL) National Recent Hospital Experience $ 570 Doctors Co National Limited Hospital Experience $695 MLMIC NY Only $499 ProAssurance Size, Scope & Experience $460 Coverys Limited Active Scope $424 PRI NY Only Negative Surplus $380 NORCAL Limited Scope Minimal Hospital Experience $293 MAG Mutual $229 Hospitals Ins. Co $ 225 ISMIE $222 MCIC $218 MMIC $161 SVMIC $143 MM - MD $136 Controlled Risk $121 MICA $115 MM - NC $ 97 National Chiropractic Mutual National Limited Focus $92 OMSNIC National Dental & Related $92 COPIC $82 -$0.5 $0.0 $0.5 $1.0 $1.5 $2.0 0 10 20 30 40 50 Size & Scope of Top HCPL Writers Surplus billions Active States Bubble Size = 2014 Direct Premiums Written in millions SNL 2014 Statutory Data, > 50 % HCPL, Direct Written Premiums >$ 80 million

Continuing Emphasis on Strategic M&A 30 Well known, seasoned acquirer with a successful track record 1. Purchased Company 2. Demutualization Original Companies OHIC HOSPITALS ONLY 2 1 1 1 1 1 1 1 1 1 1 3 4 4 1 4 3. Renewal Rights 4. Assumed Business 2 2 † 2 3 1 3 3 1 SERTA 2 PROFESSIONAL PROTECTIVE INSURANCE, LTD . 1

Strategic Successes Leveraging our reach, expertise and financial strength $26 mln in annualized premium in the Certitude tm program in partnership with Ascension Health Insuring Ascension - affiliated physicians through coordinated, jointly insured programs Adding Ascension - employed physicians and facilities in select states Partnerships with existing physician - focused companies to leverage hospital expertise Venture with CAP - MPT: CAPAssurance Now writing large groups and facilities 31 *www.ascensionhealth.org/index.php?option=com_locations&view=locations&Itemid= 148 States with Active Certitude Programs States with Ascension Health Ministry Locations* States with Active CAPAssurance Policies

Strategic Opportunities 32 Alternative risk and self - insurance opportunities Captive insurance programs allow large, sophisticated healthcare and workers’ compensation customers to control their own insurance programs Eastern Re brings proven experience and expertise in establishing and operating captives through segregated cells Risk sharing/high deductible programs Risk Purchasing Groups for specific specialties or regions Joint physician/hospital insurance products addressing the unique risk tolerance and claims expectations of each insured

Strategic Opportunities 33 ProAssurance Risk Solutions sm Newly formed unit brings proven expertise to address complex risk financing challenges in both healthcare and workers’ compensation Run - off liabilities in M&A transactions Assumption of existing reserve liabilities for large organizations seeking to repurpose capital resources Specialized self - insurance plans Offers financial flexibility through more efficient securitization/collateralization of self - funded risks ProAssurance Complex Medicine ( ProCxM ) Newly announced program for larger entities with self - insured retentions Proprietary analytics provides advanced underwriting & pricing capabilities in conjunction with Pro - Praxis, an underwriting agency capitalized by Cooper Gay Swett & Crawford Group

Strategic Opportunities Through Lloyd’s Syndicate 1729 is an investment opportunity with significant insurance benefits Potentially provides access to international medical professional liability opportunities Leverage Medmarc’s expertise to underwrite international medical technology and life sciences risks Increases flexibility for ProAssurance when working with complex risks Primary and excess business can be written 34

Strategic Opportunities Through Medmarc Medmarc is a market - leader in medical products and life sciences liability Increasing presence in device and drug development by larger healthcare organizations Increasing globalization of testing and development efforts are a natural fit with Lloyd’s Syndicate 1729 Provides ProAssurance and our agents with another arrow in our product quiver at the complex end of the healthcare delivery continuum 35

Strategic Opportunities Through Mid - Continent ProAssurance Mid - Continent Underwriters addresses the needs of ancillary healthcare providers This market is increasing rapidly as the push to reduce healthcare costs drives care through lower cost providers who are an important part of the healthcare continuum 36

Key Investor Points 37 ProAssurance has always evolved ahead of the curve in our industry — we continue that trend We have proven our ability to thrive across insurance cycles and produce significant returns for long - term shareholders Our long - term focus on financial strength and sustained value creation is central to our overall strategy Our management team is heavily invested — professionally and financially in our success

Segment Highlights We report results in three operational segments Specialty Property Casualty Insurance Workers’ Compensation Insurance Lloyd’s Syndicate 1729

March 31, Y - OVER - Y Change 2015 2014 Gross Premiums Written $ 144 $ 152 - 5% Net Premiums Earned $ 115 $ 126 - 9% Total Revenues $ 116 $ 128 - 9% Net Losses & Loss Adjustment Expenses $ 69 $ 61 +13% Underwriting & Operating Expenses $ 27 $ 34 - 21% Operating Result $ 20 $ 33 - 39% Q1 2015 Specialty P&C Financial Highlights in millions, except ratios Current Accident Year Net Loss Ratio 87.8% 85.4% Prior Accident Year Net Loss Ratio (27.7)% (37.1)% Net Loss Ratio 60.1% 48.3% Underwriting Expense Ratio 23.6% 26.7% Combined Ratio 83.7% 75.0% 39

Q1 2015 Specialty P&C Gross Written Premium 40 Total Gross Written Premiums decreased $8.8M (5.8%) from $152.3M to $143.5M Physician new business of $7.4M was more than offset by losses due to retention of 85% Facilities increase is due to losses due to retention of 92% partially offset by new business of $2.3M Lawyers increased due to both new business of $1.4M as well as higher pricing on renewals, overcoming retention of 84% Medical & life sciences products liability new business of $1.0M outpaced retention of 89% $12 $8 $9 $ 6 $7 $11 $9 $9 $6 $7 Healthcare facilities Other healthcare providers Legal professionals Tail & other, professional liability Products liability 2015 2014 $104 $ 94 $7 $7 $111 $100 2014 2015 Physician 12-mo Physician 24-mo $ in millions

Strong Retention Despite Competition Retention remains strong Q1 affected adversely by physician consolidation Continued underwriting vigilance is being used today to ensure future success Market share is important, but NOT as important as profitability 84% 85% 87% 90% 90% 89% 90% 89% 89% 85% 2006 2007 2008 2009 2010 2011 2012 2013 2014 YTD 15 Year - over - Year Premium Retention – Physicians 89% 90% 89% 85% Q2 14 Q3 14 Q4 14 Q1 15 Trailing Four Quarters’ Premium Retention – Physicians 41

No Overall Change in HCPL Loss Trends Current accident year loss ratio adjustments have been minor — in either direction Minimal changes on renewed business 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 Q1 15 Annual 23% 28% 28% 19% 11% 3% -2% -6% -4% -2% -2% 0% -1% 0% -1% Cumulative 23% 57% 101% 139% 165% 173% 168% 152% 142% 137% 132% 132% 130% 131% 130% -10% 30% 70% 110% 150% MD/DO Charged Rate History PICA excluded to facilitate accurate comparisons over time 42

Differentiate Through Claims Defense

- We leverage our financial strength to give our insureds the opportunity for an uncompromising defense of each claim
  - Differentiates our product
  - Provides long-term financial and marketing advantages
  - Retains business and deters future lawsuits
- Increasingly important as claims data becomes public
  - Malpractice outcomes now public in 26 states

Claims Outcomes

Ten Year Average 2004-2013


Settled or ADR 18%
Plaintiff Verdict 4%
Defense Verdict 12%
Dropped or Dismissed 66%
NO PAID LOSSES
PRA: 78%
Industry: 73%
Settled or ADR 26%
Plaintiff Verdict 1%
Defense Verdict 7%
Dropped or Dismissed 66%
ProAssurance
78% Favorable Outcomes
Industry
73% Favorable Outcomes

Source: ProAssurance: as reported to PIAA
Industry: PIAA 2013 Claim Trend Analysis, ProAssurance Excluded

ProAssurance. Treated Fairly
43

The Ohio Example: 2006 – 2012 Data Comprehensive, reliable data provided by the Ohio Department of Insurance Broad range of competitors and business approaches www.insurance.ohio.gov/Legal/Reports/Documents/Ohio2012MedicalProfessionalLiabilityClosedClaimReport.pdf 92% 75% 8% 25% ProAssurance All Others With Indemnity NO Indemnity More Claims Closed With No Indemnity 87% 96% 13% 4% ProAssurance All Others Closed With Trial Closed by Settlement, ADR or Without Trial More Claims Defended in Court $ 34,134 $68,983 ProAssurance All Others 2x Lower Average Indemnity Payment per Closed Claim 44

On average, 29 points better than the industry The Bottom Line Benefits of Strong Defense Our ability and willingness to defend claims allows us to achieve better results 20.6% 21.1% 17.6% 16.2% 4.6% 14.0% 10.7% 21.9% 43.7% 23.1% 24.0% 20.6% 20.1% 17.1% 28.0% 27.3% 64.3% 44.2% 41.6% 36.8% 24.6% 31.1% 38.7% 49.2% 2007 2008 2009 2010 2011 2012 2013 2014 13.3% 38.9% 22.3% 25.6% 35.6% 64.5% PRA Industry Source: 2007 - 2012, Statutory Basis, A.M. Best Aggregates & Averages 2014: Preliminary data from SNL ProAssurance vs. Industry Five - Year Average Loss Ratio ( 2010 - 2014) Legal Payments as a Percentage of Total Loss Ratio Loss Payments as a Percentage of Total Loss Ratio ProAssurance Stand Alone Loss Ratio ( 2007 - 2014) Calendar Year 45 TOTAL LOSS RATIO

ProAssurance Outperforms in HCPL ProAssurance consistently outperforms in a volatile line of business 40% 60% 80% 100% 120% 140% 160% 91 92 93 94 95 96 97 98 99 00 01 02 03 04 05 06 07 08 09 10 11 12 13 14 Calendar Year Combined Ratio 1991 - 2014 ProAssurance MPL Source: 1991 - 2013 A.M. Best Aggregates and Averages, Medical Malpractice Lines of Business Policyholder Dividends Included. 2014 is preliminary SNL data '91 - '14 Avg 5 Yr Avg 87.8% 107.0% 10 Yr Avg 69.9% 89.3% 59.2% 91.1% 46

Segment Highlights We repo rt results in three operational segments Specialty Property Casualty Insurance Workers’ Compensation In surance Lloyd’s Syndicate 1729

March 31, Y - OVER - Y Change 2015 2014 Gross Premiums Written $ 76 $ 66 +15% Net Premiums Earned $ 69 $ 61 +13% Total Revenues $ 51 $ 46 +11% Net Losses & Loss Adjustment Expenses $ 32 $ 29 - 10% Underwriting & Operating Expenses $ 15 $ 16 - 6% Segregated Portfolio Cell Dividend Expense $ 2 $ 1 +100% Operating Results $ 2 $ .5 +300% Q1 2015 Workers’ Compensation Highlights in millions, except ratios Current Accident Year Net Loss Ratio 65.9% 65.7% Prior Accident Year Net Loss Ratio (3.3%) (2.9%) Net Loss Ratio 62.6% 62.8% Underwriting Expense Ratio 30.0% 34.3% Combined Ratio 92.6% 97.1% 48

Consistent Profitability in Workers' Comp 49 Historical Combined Ratio (1) excluding fair value adjustment and intangible asset amortization, transaction - related and other one - time charges (1) 79.1% 65.6% 80.2% 87.7% 96.0% 89.7% 91.8% 93.0% 96.0% 92.6% 91.1% 89.8% 2006 2007 2008 2009 2010 2011 2012 2013 2014 Q1 2015 2006 – 2013 is Traditional Workers’ Compensation only

How Eastern Differentiates 50 Disciplined individual account underwriting with focus on rate adequacy in rural territories Dedicated to effective claims management and returning injured workers to wellness Understands market dynamics and regulatory concerns Use of local knowledge that has always differentiated ProAssurance

Eastern Business Profile 51 Offices Licensed and actively seeking business Licensed, accepting “border” business Eastern Re (Cayman) Licensed in 30 states Avoiding high - hazard states within the Eastern footprint

Workers' Compensation Risk Diversification Wide diversification by class code and market segment 7,143 active policies in Traditional Programs Over 600 class c odes a ctively written 52 Physcians/Dentists 10.2% Nursing Homes Skilled 2.6% Hospital , 6.8 % Clerical / Office , 16.4% Colleges/Schools 9.6% Auto Dealers , 4.6% Auto Service Centers , 1.7% Salesmen - Outside , 3.8% Restaurant 3.4% Banks 1.8% 19.6 % Healthcare and Related Risks Top 10 Classes (Traditional) Payroll Exposure as of March 31, 2015 Exposure Base: PA, DE, MD, VA, NC, SC

Workers' Compensation Risk Diversification Wide diversification by class code and market segment 2,311 active Inova ® policies (Alternative Markets) Over 4 00 class c odes a ctively written 53 Physician / Dentists 5.8% Nursing Homes Skilled 3.2% Residential Elderly - Non - Medical , 2.0% Social Rehab Facilities , 3.4% Clerical / Office 16.7% Colleges/Schools , 7.5 % Auto Dealers , 6.5% Salesmen - Outside , 6.0% Grocery Store - Retail 2.1% Retirement/Life Care Community 2.7% 14.4% Healthcare and Related Risks Top 10 Classes (Alternative) Payroll Exposure as of March 31, 2015 Exposure Base: PA, DE, MD, VA, NC, SC

Broad Product Spectrum Guaranteed Cost 55.0% INOVA (Alternative Markets) 26.3 % Policyholder Dividend 8.2% Deductible Plans 3.5% Retrospective Rating 3.6% Residual market 3.4% Guaranteed Cost Policies Loss - Sensitive Dividend Plans Deductible Plans Retrospective Rating Plans Alternative Market Programs ParallelPay – “ Pay as you Go” TPA Services Claims Administration and Risk Management 3/31/15 Active Policies at 3/31/15 Traditional WC Programs 7,143 Alternative Markets 2,311 9,454 54

How Eastern Differentiates Extensive medical cost containment strategies Average five - year medical cost inflation of 0.6% Proactive claims management Use of Compromise & Release where permitted by law Strategic use of return - to - wellness initiatives Use of a proactive, unique claims approach that has always differentiated ProAssurance 55

Workers’ Comp Claim Closing Pattern: Traditional 56 Few claims remain open from older accident years Eastern is recognized as a short - tail writer of workers’ compensation insurance 63 201 364 535 590 570 687 591 717 776 887 951 1,069 1,158 1,182 1,104 643 1 3 0 2 2 3 6 9 10 36 80 208 567 0 200 400 600 800 1,000 1,200 1,400 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 Accident Years 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 Closed Claims 63 201 364 535 590 570 687 591 717 776 887 951 1,069 1,158 1,182 1,104 643 Open Claims 0 0 0 1 0 3 0 2 2 3 6 9 10 36 80 208 567 12/31/14

Workers’ Comp Claim Closing Pattern: Alternative 57 Few claims remain open from older accident years Eastern is recognized as a short - tail writer of workers’ compensation insurance 35 66 103 175 267 407 424 310 324 334 383 402 494 480 498 337 0 2 2 3 5 8 22 82 272 0 100 200 300 400 500 600 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 Accident Years 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 Closed Claims 35 66 103 175 267 407 424 310 324 334 383 402 494 480 498 337 Open Claims 0 0 0 0 0 0 0 0 2 2 3 5 8 22 82 272 12/31/14

How Eastern Differentiates Captive insurance solutions provided through Eastern Re Segregated cell company based in Cayman Opens additional business opportunities for healthcare professional liability business Strategic partnerships with select independent agencies that share philosophies on controlling workers’ compensation costs Value - added risk management services cements brand loyalty 58

Segment Highlights We repo rt results in three operational segments Specialty Property Casualty Insurance Workers’ Compensation Insurance Lloyd’s Syndicate 1729

As reported 3/31/15 December 31, Y - OVER - Y Change 2014 2013 Gross Premiums Written $ 38.4 ‒ - 7% Net Premiums Earned $ 18.2 ‒ - 6% Total Revenues $ 19.5 ‒ - 6% Net Losses & Loss Adjustment Expenses $ 12.4 Underwriting & Operating Expenses $ 13.1 ‒ +4% Operating Results $ - 6.1 ‒ - 27% YTD 2014 Lloyd’s Segment Highlights in millions, except ratios Net Loss Ratio 68.3% ‒ Underwriting Expense Ratio 72.0% ‒ 60 Loss ratios will fluctuate as Syndicate 1729 writes additional business and the book matures Expense ratio will decline as start - up expenses transition to operating expenses

Lloyd’s Syndicate 1729: Business Detail Broad spread of risk Casualty includes $14.8 million ceded by PRA/PICA (Podiatry) Property is primarily US 61 For the 12 months ended March 31, 2015 $ in millions Casualty $23.6 61% Property Insurance , $ 6.0 , 16 % Property Reinsurance $7.2 19% Catastrophe Reinsurance $1.6 4%

Segment Highlights Corporate U.S. investing activities Non - premium revenues Corporate expenses U. S. taxes

March 31, Y - OVER - Y Change 2015 2014 Investment income $ 27.1 $ 29.7 - 9% Equity in earnings (loss) of unconsolidated subsidiaries 1.6 1.8 - 11% Net realized investment gains (losses) 4.8 2.7 +78% Other income 0.2 0.5 - 60% Operating expenses 5.4 2.4 125% Interest expense 3.6 3.6 ̶ Income taxes 7.7 14.7 - 48% Segment Operating Result $ 17.0 $ 14.0 +21% Q1 2015 Corporate Segment Highlights in millions, except ratios 63 Overall investment result decreased 9% primarily due to lower average balances on fixed income investments Corporate segment expenses increased due to a change in our process for allocating expenses Segment expenses decreased correspondingly

Corporate Segment Financial Highlights Overall investment result decreased 9% primarily due to lower average balances on fixed income investments Corporate segment expenses increased due to a change in our process for allocating expenses Segment expenses decreased correspondingly 64

Additional Financial Detail

Capital Growth: 2008‒2014 2008 2009 2010 2011 2012 2013 2014 Dividends (15,269) (192,466) (64,777) (220,464) Earnings 177,725 222,026 231,598 287,096 275,470 297,523 196,565 Employee Stock Transactions 11,673 7,205 6,147 6,855 7,780 9,261 11,246 Stock Issued 112,478 - - - - - - Treasury Stock (87,561) (46,884) (106,347) (21,005) - (29,089) (222,360) Unrealized G/L (45,800) 98,663 19,870 50,913 15,343 (85,719) (1,457) Total Equity 1,424 1,705 1,856 2,164 2,271 2,394 2,158 $ 112,478 11,673 7,205 6,147 6,855 7,780 9,261 11,246 177,725 222,026 231,598 287,096 275,470 297,523 196,565 (15,269) (192,466) (64,777) (220,464) $(87,561) $(46,884) $(106,347) $(21,005) $(29,089) $(222,360) (45,800) 98,663 19,870 50,913 15,343 (85,719) (1, 457) TREASURY STOCK in $000’s except total equity (000,000’s) 66

Inside ProAssurance’s Balance Sheet Cash & Investments: 80.9% Insurance Receivables 9.7% Goodwill & Intangible Assets: 6.0% Other Assets: 3.4% Retained Earnings: 39.3% Other Equity: 2.3 % Reinsurance Payable & Other Liabilities: 11.1% Unearned Premiums: 7.3% Loss Reserves: 40.0% Assets: $5.1 bln Liabilities: $3.0 bln Equity: $2.1 bln 3/31/15 67

Inside ProAssurance’s Income Statement - YTD 68 Net Premiums Earned: 82.7% Net Realized Investment Gains: 2.3% Net Investment Income: 13.2% Other: 1.8% Net Income: 18.2 % Provision for Income Taxes: 3.7% Underwriting, Policy Acquisitions, Operating and Interest Expenses: 27.5% Net Losses and Loss Adjustment Expenses: 50.6% Revenues: $208 mln Expenses: $162 mln Net Income: $38 mln 3/31/15

Book Value per Share History Through Q1 2015 69 $ 21.35 $26.30 $30.17 $35.42 $36.85 $39.13 $38.17 $38.39 $ 20.26 $24.04 $26.58 $31.93 $33.34 $35.64 $32.66 $32.81 $ 20.80 $23.13 $25.29 $29.80 $30.98 $34.67 $31.63 $31.62 12/31/08 12/31/09 12/31/10 12/31/11 12/31/12 12/31/13 12/31/2014 Book Value per Share Tangible Book Value per Share Tangible Book Value per Share excl. Unrealized Gains / Losses Q1 2015

Book Value per Share 70 Components 3/31/15 12/31/14 Change Total Book Value $ 38.39 $ 38.17 $ 0.22 Less: Goodwill & Intangible Assets 5.58 5.519 0.07 Tangible Book Value $ 32.81 $ 32.66 $ 0.15 Less: Unrealized Gain / Loss 1.19 1.03 0.16 Tangible Book Value excl Unreal G/L $ 31.62 $ 31.63 $ (0.01) Estimated Effect of Treasury Shares $ (0.63) $ (0.52) $ (0.11) Outstanding Shares (000s) 55,453 56,534 (1,081) Treasury Shares (000s) 7,022 5,763 1,259

3.9% 5.4% 0.9% - 1.4% - 1.5% Pre-Tax Underwriting Profit $20 Pre-Tax Investment Income $29 Non-Operating Gains $5 Taxes $(8) Interest & Intangibles $(8) Q 1 2015 Return on Equity: 7.1 % Components of Return on Equity 71 Long - term ROE target: 12% - 14% 6.3% 5.7% 0.7% - 2.9% - 1.2 % Pre-Tax Underwriting Profit $143 Pre-Tax Investment Income $130 Non-Operating Gains $16 Taxes $(65) Interest & Intangibles $(27) 2014 Return on Equity: 8.6% ($ in millions)

Investment Portfolio Detail ProAssurance remains conservatively invested to ensure our ability to keep our long - term promise of insurance protection

2015 Investment Developments Maintaining duration of approximately four years Tax effective book yield: 3.9% Overall credit quality is stable at A+ 73 2015 Investment Strategy & Outlook Diversification and non - correlation of returns Managing duration

3/31/15 ProAssurance: Q1 2015 Investment Profile Fixed Income 78% Short Term (incl cash) 3% Equities & Equity Substitutes 18% BOLI 1% $3.9 Billion Overall Portfolio State & Muni 34 % Corporate 47% Asset Backed 15% Govt & Agency , 4% $ 3.0 Billion Fixed Income Portfolio Average duration: 3.6 years Unchanged since year - end 2014 Average tax - equivalent income yield: 3.9% Investment grade: 92% Weighted average: A+ Full portfolio disclosure on our website: www.proassurance.com/investorrelations/supplemental.aspx 74 DAILY Cash Equities Bonds 88 % MONTHS (NEGOTIATED) LPs (Secondary Liquidity) 8% 30 - 90 DAYS HFs/Privates 3% 6 MONTHS BOLI 1% Sources of Liquidity

Other 14% Auto 11% Non Agency MBS 1% Agency MBS/CMBS 64 % Non Agency CMBS 10% ProAssurance Portfolio Detail: Asset Backed 3/31/15 Subject to Rounding Asset Backed: $450 Million Weighted Average Rating: “ AAA” 75

Financials 30% Industrials 29 % Utilities/ Energy 20% Other 1% Consumer Oriented 20% ProAssurance Portfolio Detail: Corporate Corporates: $ 1.4 Billion Weighted Average Rating: A - Top 20 Banks/Financials: $ 218 million in millions JPM Chase $25 Citi $10 Goldman Sachs $18 Simon Property $9 GECC $17 Blackrock $9 The Doctor’s Co $12 Bank of America $9 Morgan Stanley $12 BBT $9 NRUC $11 Macquarie Bank $9 Wells Fargo $10 Westpac Banking $8 PNC $10 HCP $8 National Bank of Canada $10 Barclays $6 HSBC $10 Digital Realty Trust $6 3/31/15 76

Fixed Income $192 75% LP $40 16% Equities & Other $24 9% ProAssurance Portfolio Detail: Energy Exposure Energy Related Exposure: $256 Million 3/31/15 77 149 million is investment grade with a $ 6 million net gain 3.8 % of invested assets $ 42 million of bonds with an unrealized loss of $ 7.2 million 1 % of invested assets

General Obligation 22% Special Revenue 62% Prerefunded 16% ProAssurance Portfolio Detail: Municipals Municipals: $ 1.0 Billion Investment policy has always required investment grade rating prior to applying the effect of insurance Top 10 Municipal Holdings in millions State of Texas $15 Por t Authority of NY & NJ $15 Connecticut State Housing Authority $14 Triborough Bridge Authority $13 Missouri State Highways $13 Omaha Public Power $12 University of Alabama Revenue $12 South Carolina State Public Service $12 Pennsylvania State $11 North Carolina Capital Improvementt $11 Weighted Average Rating: AA 3 / 31 / 15 78

Equities 37% Alternative Equity & Debt 12% Real Estate LP 3% Private Equity 15% Convertible Bonds 5% Inflation Focused Bond Fund 9% Tax Credits 19 % ProAssurance Portfolio: Equities & Other 3/31/15 Equities & Other: $715 Million 5.5% TE Book Yield 13% TE IRR 79

ProAssurance Portfolio Detail: Various Govt MMF 88% Lloyd's 6% Prime MMF (Bermuda) 5% Other 1% Best Rating: A , 8 % Best Rating: A+ 57% Best Rating: A++ 35% Rated A1/P1 or better Money Markets: Moody’s: Aaa S&P: AAA Weighted average rating Moody’s: AA3 S&P: AA - A. M. Best: A+ Treasuries 70% FHLB Debentures 7% FNMA Debentures 13% FHLMC Sr Debentures , 3 % Other 7% Treasury / GSE: $127Million Short Term: $115 Million BOLI: $57 Million 80 3/31/15 May Not Sum Due to Rounding

Additional Details

Now Reporting in Four Segments 82 • Healthcare Professional Liability • Products Liability • Lawyers’ Professional Liability Specialty P&C • Traditional • Captive Market Facility Workers’ Compensation • Syndicate 1729 (58%) (including investments & taxes) Lloyd’s • PRA Corp – parent company • Internal agency operations • Investments, except Lloyd’s • Taxes, except Lloyd’s • Debt Corporate / Other ProAssurance Consolidated

Q1 2015 Condensed Results by Segment 83 Specialty P&C Workers' Comp Lloyd's Syndicate Corporate / Other Elimination YTD 2015 Gross premiums written $ 143,535 $ 75,851 $ 4,699 $ — $ (2,743) $ 221,342 Net premiums written 124,670 68,934 4,009 — — 197,613 Net premiums earned 114,864 51,277 5,758 — — 171,899 Net losses and LAE 69,030 32,102 4,008 — — 105,140 Underwriting, policy acquisition & operating expenses 27,159 15,358 3,580 5,370 (111) 51,356 Underwriting Result $ 18,675 $ 3,817 $ (1,830) $ (5,370) $ 111 $ 15,403 % of total 121.3% 24.8% (11.9)% (34.9)% 0.7% 100.0 % Net investment result — — 204 28,722 — 28,926 Net realized inv gains / (losses) — — 11 4,828 — 4,839 Other income 1,496 137 490 157 (111) 2,169 SPC dividend expense — 2,184 — — — 2,184 Interest expense — — — 3,631 — 3,631 Gain on acquisition — — — — — — Income tax expense — 7,708 7,708 Segment operating result $ 20,171 $ 1,770 $ (1,125) $ 16,998 $ — $ 37,814 Net loss ratio 60.1% 62.6% 69.6 % n/a n/a 61.2 % Expense ratio 23.6% 30.0% 62.2 % n/a n/a 29.9 % Combined ratio 83.7% 92.6% 131.8 % n/a n/a 91.1%

2014 Condensed Results by Segment

	Specialty P&C	Workers' Comp	Lloyd's Syndicate	Corporate / Other	Elimination	2014
Gross premiums written	$ 532,608	$ 225,363	$ 33,731	$ —	$ (12,093)	**$ 779,609**
Net premiums written	467,046	202,697	32,106	—	—	**701,849**
Net premiums earned	$ 492,733	$ 194,540	$ 12,458	$ —	$ —	**$ 699,731**
Net losses and LAE	228,199	126,447	8,438	—	—	**363,084**
Underwriting, policy acquisition & operating expenses	133,132	60,357	9,535	8,768	(481)	**211,311**
Underwriting Result	$ 131,402	$ 7,736	$ (5,515)	$ (8,768)	$ 481	**$ 125,336**
% of total	*104.8%*	*6.2%*	*(4.4)%*	*(7.0)%*	*0.4%*	***100.0%***
Net investment result	—	—	410	129,133	—	**129,543**
Net realized inv gains / (losses)	—	—	4	14,650	—	**14,654**
Other income	5,823	645	126	2,285	(481)	**8,398**
SPC dividend expense	—	1,842	—	—	—	**1,842**
Interest expense	—	—	—	14,084	—	**14,084**
Gain on acquisition	—	—	—	—	—	**—**
Income tax expense	—	—	—	65,440	—	**65,440**
Segment operating result	$ 137,225	$ 6,539	$ (4,975)	$ 57,776	$ —	**$ 196,565**
Net loss ratio	46.3%	65.0%	67.7%	*n/a*	*n/a*	**51.9%**
Expense ratio	27.0%	31.0%	76.5%	*n/a*	*n/a*	**30.2%**
Combined ratio	73.3%	96.0%	144.2%	*n/a*	*n/a*	**82.1%**

ProAssurance. Treated Fairly
84

Operational Results vs Top 100 P&C Writers Consistently achieving superior results 69.1% 68.0% 52.5% 57.3% 70.6% 82.1% 99.5% 99.4% 106.8% 102.0% 97.1% 2009 PRA Rank: 2 2010 PRA Rank: 4 2011 PRA Rank: 1 2012 PRA Rank: 1 2013 PRA Rank: 1 2014 PRA Top 100 P&C AVERAGE 85 PRA Data: As reported Industry Data: Moody’s P&C Statistical Handbooks for 2009 - 2013 Combined Ratio Comparison: PRA vs Top 100 P&C Writers

Operational Results vs Top 100 P&C Writers Consistently achieving superior results 38.8% 39.8% 27.6% 32.6% 46.1% 64.2% 88.2% 89.8% 97.4% 93.4% 89.1% 2009 PRA Rank: 1 2010 PRA Rank: 3 2011 PRA Rank: 1 2012 PRA Rank: 1 2013 PRA Rank: 1 2014 PRA Top 100 P&C AVERAGE 86 PRA Data: As reported Industry Data: Moody’s P&C Statistical Handbooks for 2009 - 2013 Operating Ratio Comparison: PRA vs Top 100 P&C Writers